UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 6, 2020

Dominion Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	D	New York Stock Exchange
2016 Series A 5.25% Enhanced Junior Subordinated Notes	DRUA	New York Stock Exchange
2019 Series A Corporate Units	DCUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On August 6, 2020, Dominion Energy, Inc. (the Company) entered into five separate sales agency agreements (the Sales Agency Agreements) with each of (i) Citigroup Global Markets Inc., as sales agent and forward seller, and Citibank, N.A., as forward purchaser; (ii) Credit Suisse Securities (USA) LLC, as sales agent and forward seller, and Credit Suisse Capital LLC, as forward purchaser; (iii) Morgan Stanley & Co. LLC as sales agent, forward seller and forward purchaser; (iv) MUFG Securities Americas Inc., as sales agent and forward seller, and MUFG Securities EMEA plc, as forward purchasers; and (v) Wells Fargo Securities, LLC, as sales agent and forward seller, and Wells Fargo Bank, National Association, as forward purchaser. The Sales Agency Agreements establish an at-the-market program pursuant to which the Company may issue and sell from time to time shares of its common stock (the Common Stock) through the sales agents.

The Sales Agency Agreements also provide for the Company to enter into one or more separate forward sale agreements with the forward purchasers. In connection with any forward sale agreement, the relevant forward purchaser will borrow from third parties and, through the relevant forward seller and in accordance with the applicable Sales Agency Agreement, sell a number of shares of the Company’s common stock equal to the number of shares of Company common stock that underlie the forward sale agreement to hedge such forward purchaser’s exposure under the forward sale agreement.

The aggregate offering amount of the shares of Common Stock sold under the at-the-market program by the Company through the agents or by the forward sellers cannot exceed $1,000,000,000. Sales of shares of Common Stock under the at-the-market program, if any, may be made by means of privately negotiated transactions, including block trades, or by any other method permitted by law and deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker or through an electronic communications network. Any shares of Common Stock offered under the at-the-market program will be offered pursuant to the Registration Statement on Form S-3 (File No. 333-239467) filed by the Company with the Securities and Exchange Commission on June 26, 2020, which was automatically effective upon filing.

The Company will not initially receive any proceeds from the sale of borrowed shares of Common Stock by a forward seller; but would receive proceeds upon future physical settlement of the relevant forward sale agreement on dates specified by the Company on or prior to the maturity date of the relevant forward sale agreement. Although the Company expects to settle any forward sale agreement with a full physical settlement, it may, except in limited circumstances, elect a cash or net share settlement of such forward sale agreement. If the Company elects to cash settle or net share settle a forward sale agreement, the Company may not (in the case of cash settlement) or will not (in the case of net share settlement) receive any proceeds, and the Company may owe cash (in the case of cash settlement) or shares of Common Stock (in the case of net share settlement) to the relevant forward purchaser.

The foregoing description of the Sales Agency Agreements and any forward sale agreement does not purport to be complete and is qualified in its entirety by reference to the form of Sales Agency Agreement, including the form of forward sale agreement attached as Schedule 8 thereto, which is filed as Exhibit 1.1 hereto.

Item 9.01	Financial Statements and Exhibits

Exhibits

1.1	Form of Sales Agency Agreement*

5.1	Opinion of McGuireWoods LLP*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC. Registrant

/s/ James R. Chapman
Name:	James R. Chapman
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: August 6, 2020